UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 4, 2019

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 4, 2019, Atmos Energy Corporation (“Atmos Energy”) completed a public offering of $450,000,000 aggregate principal amount of its 4.125% Senior Notes due 2049 (the “Notes”). The offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-228342) of Atmos Energy and the Prospectus Supplement dated February 25, 2019, which was filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on February 27, 2019. Atmos Energy received net proceeds from the offering, after the underwriting discount and estimated offering expenses payable by it, of approximately $443 million.

The Notes were issued pursuant to an indenture dated as of March 26, 2009 (the “Base Indenture”) between Atmos Energy and U.S. Bank National Association, as trustee (the “Trustee”), and an officers’ certificate delivered to the Trustee pursuant to Section 301 of the Base Indenture (the “Officers’ Certificate,” and the Base Indenture, as modified by the Officers’ Certificate, is referred to herein as the “Indenture”). The Notes are represented by a global security executed by Atmos Energy on March 4, 2019 (the “Global Security”) and are unsecured obligations ranking equally with all of Atmos Energy’s existing and future senior indebtedness and senior in right of payment to any future indebtedness that is subordinated to the Notes. The Notes bear interest at an annual rate of 4.125%, payable by Atmos Energy on March 15 and September 15 of each year, beginning on September 15, 2019, and mature on March 15, 2049.

Atmos Energy may redeem the Notes at its option at any time, in whole or in part, at a redemption price calculated in accordance with the Indenture. The Indenture includes covenants that limit the ability of Atmos Energy and its restricted subsidiaries (as defined in the Indenture) to, among other things, (i) grant specified liens, (ii) engage in specified sale and leaseback transactions, (iii) consolidate or merge with or into other companies or (iv) sell all or substantially all of Atmos Energy’s assets. The restrictive covenants are subject to a number of exceptions and qualifications set forth in the Indenture. The Indenture provides for events of default, including (i) interest payment defaults, (ii) breaches of covenants, (iii) certain payment defaults at final maturity or acceleration of other indebtedness and (iv) the occurrence of events of bankruptcy, insolvency or reorganization. If any event of default occurs and is continuing, subject to certain exceptions, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, together with any accrued and unpaid interest.

The above descriptions are qualified in their entirety by reference to the text of the Base Indenture, the Officers’ Certificate and the Global Security. The Base Indenture has been previously filed, the Officers’ Certificate is filed as Exhibit 4.1, and the Global Security is filed as Exhibit 4.2 to this Current Report on Form 8-K, and are each incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

4.1	Officers’ Certificate dated March 4, 2019

4.2	Global Security for the 4.125% Senior Notes due 2049

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION (Registrant)

DATE: March 4, 2019	By:	/s/ DANIEL M. MEZIERE
Daniel M. Meziere
Vice President and Treasurer